Exhibit 23.2
[NSA LOGO]
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references to our firm and the use of information from our reports effective December 31, 2002; December 31, 2003; December 31, 2004; and December 31, 2005, in the National Energy Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on or about March 16, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Frederic D. Sewell
Frederic D. Sewell, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
March 16, 2006